Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
November 17, 2014	TRADED: Nasdaq

LANCASTER COLONY INCREASES CASH DIVIDEND;
REELECTS TWO INCUMBENT DIRECTORS AND ELECTS ONE NEW DIRECTOR
COLUMBUS, Ohio, Nov. 17 - Lancaster Colony Corporation (Nasdaq: LANC) announced today that its Board of Directors has declared a quarterly cash dividend of 46 cents per share on the company's common stock, marking 52 consecutive years of increasing regular cash dividends. The dividend will be payable December 31, 2014 to shareholders of record on December 8, 2014. As of the record date for today's annual shareholder meeting, there were 27,342,907 common shares outstanding.
Voting at the annual meeting, shareholders reelected two incumbent directors. They are Robert L. Fox, financial adviser for Wells Fargo Advisors, and John B. Gerlach, Jr., chairman and chief executive officer of Lancaster Colony. The shareholders also elected to the board Robert P. Ostryniec, chief product supply officer for Keurig Green Mountain, Inc., replacing Edward H. Jennings, who is retiring after serving as a director for the past 24 years.
John B. Gerlach, Jr., chairman and chief executive officer of Lancaster Colony, said, “The increased regular cash dividend reflects the company’s continued strong financial position and will be the 206th consecutive quarterly cash dividend paid by the company since September 1963.” He noted that the indicated annual payout for the current fiscal year ending June 30, 2015 is $1.82 per share, up from the $1.72 per share paid in fiscal 2014.
Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the potential for loss of larger programs or key customer relationships;
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•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts;

•	the lack of market acceptance of new products;

•	price and product competition;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	maintenance of competitive position with respect to other manufacturers;

•	the extent to which future business acquisitions are completed and acceptably integrated;

•	fluctuations in the cost and availability of raw materials and packaging;

•	capacity constraints that may affect our ability to meet demand or may increase our costs;

•	dependence on contract manufacturers;

•	stability of labor relations;

•	adverse changes in freight, energy or other costs of producing, distributing or transporting our products;

•	dependence on key personnel;

•	changes in financial markets;

•	changes in our cash flow or use of cash in various business activities;

•	access to any required financing;

•	changes in estimates in critical accounting judgments;

•	the outcome of any litigation or arbitration; and

•
risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Douglas A. Fell, Vice President, Treasurer and CFO, or
Dale N. Ganobsik, Director of Investor Relations
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com